SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 10/A

Amendment No. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Under Section 12(b) or 12(g) of The Securities Exchange Act of 1934

Green Star Alternative Energy, Inc.

(Exact name of registrant in charter)

Nevada	88-0492010

(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1660 Hotel Circle North, Suite 207, San Diego, CA 92108

(Address of Principal Executive Offices)

(866) 955-4723

(Issuer's Telephone No., Including Area Code)

Securities to be registered under Section 12(b) of the Act:
Title of each class to be so registered	Name of Each Exchange on each class is to be
None	None

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001

(Title of Class)

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes [ ] No [X]

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FORWARD-LOOKING STATEMENTS

This Form 10, including the documents that will be incorporated by reference into this Form 10, contains "forward-looking statements" regarding our plans, expectations, estimates and beliefs. Forward-looking statements in this Form 10 are commonly identified by words such as "anticipate," "believe," "expect," "estimate," "intend," "will," "may" and other similar expressions. These forward-looking statements may include, among other things, statements about:

  (   Our capital needs

  (   The competitiveness of the business in our industry

  (   Our strategies

  (   Other statements that are not historical facts.

These statements are only predictions, based on our current expectations about future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements or that predictions or current expectations will be accurate. These forward-looking statements involve risks and uncertainties, and our actual results, performance, or achievements could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause our actual results, performance, or achievements to differ include the following, among others:

  (   Changes in general economic and business conditions

  (   Actions of our competitors

  (   Changes in any regulatory requirements and/or the laws of Republic of Serbia

  (   The time and expense involved in research and development activities

  (   Changes in our business strategies

The forward-looking statements in this Form 10 reflect what we currently anticipate will happen. What actually happens could differ materially from what we currently anticipate will happen. We do not undertake any responsibility to update information in this Form 10 or incorporate by reference into this Form 10 if any forward-looking statement later turns out to be inaccurate.

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As used herein, the terms "we," "our," "us" and the "Company" refers to Green Star Alternative Energy, Inc., a Nevada corporation, unless otherwise noted.

Item 1.  Description of Business

Corporate Background

Green Star Alternative Energy, Inc., a Nevada corporation (the "Company") was incorporated in the state of Nevada on March 2, 2001 under the name R & R Travel, Inc. At that time our management approved a conceptual business plan of providing a professional organization that offered travel and educational seminars and workshops for its clients. After the remarkable changes in the business climate that occurred on September 11, 2001, management suspended some of these efforts and waited to observe the effects on the travel industry.

Later and with the unsettling events that followed and the commencement of the Iraq War in March 2003, management changed our strategy but in 2003 and 2004 the Company continued to market our travel and educational seminars and workshops. At the time management reviewed the curriculum offerings and travel options relevant for more targeted market segments.

The change in our corporate strategy was the result of a re-evaluation of the opportunities that the Company had in the educational seminars and workshops industry and the belief that better opportunities could be found in the wind power industry.

Our website is:  www.greenstarae.com.

Reassessment and New Business

In 2005 and 2006 we generated revenues from our seminars and workshops however in 2007, our management reassessed their business plans and in May 2008 we changed our corporate focus and elected new officers and directors with the result that we abandoned the business of offering travel and educational seminars and workshops.

On July 3, 2008 and due to the efforts of our new management, our stockholders approved an amendment to our Articles of Incorporation so that, as amended, we changed our corporate name to Green Star Alternative Energy, Inc. and increased the authorized common stock to 200,000,000 shares via a five for one forward split of our Common Stock.

Our new management has been focusing on opportunities that may allow us to participate in clean, environmentally friendly energy generation projects. As a result and to the extent that our limited managerial and financial resources allow, we are focused on participating in one or more smaller wind energy generation projects via participation in joint ventures, partnerships, and other agreements either as a joint venture partner, general partner, or, if the project is not beyond our financial capacity and can be structured so as to allow us to participate as a co-owner, we may become a co-owner of a smaller, limited scale project.

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In all of these pursuits, our strategy is to participate, on a selective basis consistent with our limited managerial and financial resources, in projects that may offer significant commercial opportunities in the clean, environmentally-friendly energy generation segment.

To that end, we have entered into a joint venture with Notos d.o.o., a corporation domiciled in the Republic of Serbia ("Notos") and with Sirius Regulus, d.o.o., a corporation also domiciled in the Republic of Serbia ("Sirius") (the "Serbian Joint Venture"). The Serbian Joint Venture is focused on generating electricity from wind-power at a wind farm located at the Belo Blato Wind Energy Project in the province of Vojvodina in the Republic of Serbia. To the extent that market conditions allow, we intend to raise the capital necessary to construct the Belo Blato wind farm and fulfill the financial requirements for the project, while Notos d.o.o. will provide the licensing, construction, and managerial expertise. The joint venture calls for Green Star to recoup all capital expenditures associated with the development before any profit sharing can take place.

Our review of the business and political environment of the Republic of Serbia has provided us with a strong incentive to implement this project.

First, Serbia is a democratic state comprised of Serbia (Serbia proper and the two autonomous provinces of Vojvodina and Kosovo-Metohija. Its population (excluding Kosovo) is approximately 7.37 million (http://en.wikipedia.org/wiki/Serbia).

Second, Serbia is located in the central part of the Balkan Peninsula, on an important transportation route linking Europe and Asia and occupying an area of 88,361 square kilometres at the "cross-roads" of central and southern Europe. The international roads and railways passing through Serbia currently make up the shortest link between Western and Central Europe, on the one side, and the Middle East, Asia and Africa, on the other. It is also in the West European time zone (one hour ahead of Greenwich Time). Its climate is temperate continental, with a gradual transition between the four seasons of the year. (http://en.wikipedia.org/wiki/Serbia). The length of Serbia's border is 2026 km. To the East, Serbia borders with Bulgaria, to the North East with Romania, to the North with Hungary, to the West with Croatia and Bosnia and Herzegovina, and to the South with Albania and Macedonia. (https://www.cia.gov/library/publications/the-world-factbook/geos/ri.html#Geo)

While the country has had significant political upheaval during the last 19 years and its legal and political environment present some risks to us, we believe that Serbia's endowment of renewable energy resources is substantial and the clean energy industry is in its infancy.

Based on the assessments of our management and without any independent third party evaluation, we estimate that Serbia produced energy equal to 8.796 Mtoe (million tons of oil equivalent) and imported 6.139 Mtoe. Renewables made up only 5.6% of the country's primary energy supply during 2007. All of the renewable energy (9,928 GWh) was produced by hydro power plants.

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And while there are great regional differences in the availability of wind energy in Serbia and significant differences are present even at small distances, we believe that the availability of wind energy in Serbia is greater in lower areas than in higher ones. The Northern part of Serbia is characterized by a strong local southeast wind (known, as "kosava"). (http://en.wikipedia.org/wiki/Kosava)

Our review of the current Serbian Energy Policy sets out three crucial elements of sustainable development: competitive energy markets, environment protection, and energy efficiency and use of renewable sources. The Energy Law was adopted by the National Assembly of Serbia on July 22, 2004 and entered into force on August 1, 2004. Serbia's Energy Law currently regulates the following:

•	Energy policy objectives and the method of its implementation
•	Energy market organization and functioning
•	Conditions for regular and high quality consumer energy supply and for ensuring safe, reliable and efficient energy production
•	Management of energy transmission, transportation and distribution systems and the method of securing the smooth functioning and development of these systems
•	The conditions for and method of carrying out energy activities, energy efficiency and environmental protection conditions in carrying out energy activities
•	Monitoring of the implementation of the Energy Law

While the laws of Serbia may change in the future, there can be no assurance that the opportunities that we have identified will not later change or be reduced as a result of later legal and regulatory changes. In addition, our activities will likely be governed by the laws and courts of the Republic of Serbia.

Currently, there is currently only one producer and distributor of electrical power in the Republic of Serbia. It is known as Elektroprivreda Srbije (or "EPS"). This state-owned entity is the sole source for all electric power generation, distribution, and sales in the Republic of Serbia. Its activities include: electric power generation; electric power distribution and distribution system management; electric power trade; coal production, processing and transport; steam and hot water production in combined heating processes; water power utilization and services in river and lake traffic; wholesale trade in fuel and similar products; research and development; design, construction and maintenance of energy and mining plants; design, construction and operation of telecommunication facilities; engineering. (http://www.eps.rs/english.htm)

We selected the Republic of Serbia because we believe that the institutional and political framework present in Serbia when combined with the change in Serbia's laws on August 1, 2004, may allow us an opportunity to gain greater access to all energy systems and energy supply networks than that found in other comparable markets. This has resulted in greater liberalization of the energy market and, very significantly, we believe the likelihood of greater opportunities to generate and distribute energy from renewable energy sources, as these are defined under the laws of the Republic of Serbia.

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We believe that another key element in entering the Serbian energy market is supply vs. demand. Since the year 2000, no substantial new electrical capacity has been introduced by EPS. (http://www.eps.co.rs/publikacije/godisnji_izvestaji/ENGCD%202007.pdf ; page 9) The past several years have seen similar levels of power generation, despite the increasing requirements of households and industry. We believe that our 'privileged power producer' (renewable energy source producer) status allows for the sale of electrical energy directly to EPS, through a standardized power purchase agreement for all qualifying renewable energy facilities (Republic of Serbia - Ministry of Mining and Energy, "Renewable Energy Sources", May 2008). This will ensure a buyer for the electricity we produce. In 2007, EPS spent over 6 billion euros purchasing electricity to supply Serbia's energy needs (EPS 2007 Financial Statements) and demand exceeded supply for eleven months of the year. (http://www.eps.co.rs/publikacije/godisnji_izvestaji/ENGCD%202007.pdf ; page 13) The undersupplied Serbian market requires much more domestic power generation that we may be able to provide. Our 20 MW facility will represent only 0.239% of the country's installed capacity and generate 70 GWh (gigawatt hour; unit of energy equal to one billion watt hours) or 0.180% of EPS current output. This opportunity may provide the basis for growth opportunities.

Currently, there are no wind power projects producing energy in Serbia. (Republic of Serbia - Ministry of Mining and Energy, "Renewable Energy Sources", May 2008). We believe that this may offer us a significant opportunity to become the first wind energy producer in Serbia and the opportunity to help shape the industry on a national level within Serbia. If we are successful in implementing the Serbian Joint Venture we may be the first to begin utilizing a small portion of the 2000+ MW of wind resources available by erecting the wind farm at Belo Blato. The wind energy potential is a conservative estimate used by management that represents only 20% of the 11,000 MW potential according to investigations made by experts from Agricultural Faculty and Faculty of Electronics from City of Belgrade (http://www.serbia-Energy.com/index.php?option=com_ content&view=category&layout=blog&id=14&Itemid=7)

We are using our existing but limited financial resources to evaluate potential wind farm locations and fund an analysis of the proposed construction of a 20 MW wind power facility in the Republic of Serbia. We are in the process of obtaining wind data to optimize wind turbine engineering and site design. This process is expected to be completed by the end of the summer and will enable us to identify the specific size and orientation of the wind turbines. Within this period, the remaining two licenses - grid connectivity and production permission - will likely be obtained, given our estimates of the licensing process. After these two licenses are obtained, we anticipate that we will likely be responsible for all construction costs, while the joint venture partner (Notos) will be responsible for the licensing, construction, and managerial duties.

As currently planned, we anticipate that we may be able to generate revenues by selling the electricity generated from the wind farm to EPS. To fully implement our business plans we will need to raise significant amounts of additional capital to develop the planned larger scale power plants to a total of 300 MW by 2013. We have not had any direct or indirect discussions with any sources of capital and we can not be assured that we may be able to obtain the necessary capital on a timely and reasonable basis that will allow us to take these steps. To the extent that we are able, we intend to work closely with administrative representatives of Republic of Serbia and seek tax incentives, legislative support for the expansion of wind power production, and support for the effective marshalling of wind resources critical for the expansion of electrical production.

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The Vojvodina AP region of Serbia is particularly attractive to us because two-thirds of this region has wind speeds that exceed 4 m/s (meters/second). The prerequisite constant level of 5 m/s can be found in several locations: Bela Crkva, Indija, Irig, Sombor, Novi Sad, Vrsac, and Sremska Mitrovica. (http://www.westbalkan.um.dk/NR/rdonlyres/608A27DA-EA77-4D0C-81A8-42A3EB67081A/0/SerbiaWindenergypotential.pdf ) Wind measurements in this region are of particular importance because the lowland terrain provides very reliable space extrapolation of measurements in a wide radius around the wind sensor (20 to 30km). The capital required to construct wind power facilities in this region are mitigated by several factors: a well developed electrical distribution network in Vojvodina lessens the costs for grid connection, the River Danube and road infrastructure allow for inexpensive transport of poles, blades, and generators to the building sites, and the lowland terrain reduces erection costs. Nonetheless, we anticipate that we will need to raise significant amount of additional capital if we are to implement these plans. These aspects have a significant impact on the prospects that may allow us achieve profitability in building and operating wind farms in the area. Vojvodina also has relatively low keraunic (thunder and lightning) level, which is also a relevant factor in selecting locations for a wind farm.

For these reasons, we believe that Vojvodina is an attractive location for our first planned wind farm project since it has an abundance of wind resources, low keraunic level, a well developed electrical distribution network, transportation infrastructure, and favorable building terrain.

Trade Names, Trademarks and Service Marks

We may, as circumstances require, develop and implement Green Star Alternative Energy trademarks and/or service marks which will enhance a customer's ability to identify the Company, as well as the products and services to be offered by the Company.

Currently, we have not developed and implemented any trademarks and/or service marks, and therefore we have not filed any applications to register any trademarks and/or service marks. Furthermore, we are unaware of names similar to the trade names to be used by us which are used by other persons.

Our overall policy will be to pursue registration of our marks whenever possible and to oppose vigorously any infringement of its marks. There can be no assurance that if and when we develop and implement our trademarks and/or service marks, that such trademarks and/or service marks will afford protection against competitors with similar products and services. There can also be no assurance that our trademarks and/or service marks will not be infringed upon or designed around by others, or that we can adequately prosecute or defend any infringements.

Competition

Under current market conditions, all of the electricity generated in the Republic of Serbia is generated by Elektroprivreda Srbije (or "EPS"). Thus, EPS has a monopoly on electric power generation, sales, and distribution (through EMS, Elektromreza Srbije) within Serbia. However, under the laws adopted by Serbia, effective August 1, 2004, the country has openly encouraged private capital investors to participate in establishing and operating electric generation, distribution, and marketing.

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Serbian Energy Law states the following long-term objectives as the bases for Serbian energy policy: secure, quality, and reliable supply of energy and energy carriers; stimulation of market competition based on principles of non-discrimination, transparency, and stimulation of competitiveness of the economy in the Republic of Serbia; creation of conditions for safe and reliable operation and functioning of energy systems; creation of transparent, attractive, and stable conditions for investments into building, revitalization, and upgrading of energy-related facilities and systems, as well as creation of conditions for their connection to energy systems of other countries; stimulation of renewable energy sources; decentralization of rights and responsibilities in planning and execution of development programs in the energy sector.

Regulatory Aspects

The new institutions founded according to Serbian Energy Law are the Energy Agency of the Republic of Serbia (SEA), the Energy Efficiency Agency (SEEA), and the Energy Association. The Energy Association works under the industry sector of the Serbian Chamber of Commerce and is responsible for the following: development of the energy sector; initiation and drafting of laws, sub-laws, and regulations relevant to the energy sector; monitoring the international funding of the Serbian industry; monitoring the inflow of foreign investments and overseeing the process of electricity market liberalization.

The Energy Association is working proactively with foreign companies wishing to do business within the Republic of Serbia. They provide the necessary support and guidance through the various processes of licensing and regulatory approval. Consent for the construction of wind farms is required on multiple levels. Federal permission to produce electricity is mandatory; regional (municipal) authorization for building a wind farm; design and implementation of the technologies is overseen by EMS (Elektromreza Srbije), Serbian Transmission System and Market Operator.

Although the regulatory process is not brief, we anticipate that it will be not onerous. To the exent that we are able, we may benefit from the strategic joint venture with the Serbian clean energy company Notos. Their expertise may allow us to complete the licensing process in a shorter time frame. Nonetheless, the regulatory environment of any country is subject to the uncertainties of the political process, we cannot give any assurances that we will be successful in achieving our regulatory objectives within any forecasted time frame.

SEPA (Serbia Environmental Protection Agency) monitors the parameters of the state of the environment, pollutants, and cadastre. As such, SEPA determines initial site feasibility but has no on-going involvement with wind energy facilities.

In the event that we are successful and upon connecting to the electrical distribution network, we anticipate that we will benefit from the feed-in-tariffs made available to "privileged power producers" and be subject to the power purchase agreement with the national utility, EPS, which will buy the electricity we generate at the initial price of 0.10 Euro per kWh (kilo watt hour).

In all of our efforts, we are conscious of the need to work within the existing regulatory framework and undertake precautions to achieve and maintain compliance with the rules and regulatory environment of the Republic of Serbia. And although we are committed to these objectives, we cannot be assured that we will, at all times, achieve and maintain compliance with the regulatory burdens placed upon us. In the event that we are not successful, we may incur significant delays and interruptions in executing our business plan and as a result, we may incur significant and protracted expenses and losses thereby.

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Item 1A.  Risk Factors

Our business organization and existing debt and obligations on our balance sheet all involve elements of substantial risk. In addition, our assets and operations will be concentrated in a joint venture operating in the Republic of Serbia. As a result, many of these risks arise from factors over which we will have little or no control. Some adverse events may be more likely than others and the consequence of some adverse events may be greater than others. No attempt has been made to rank risks in the order of their likelihood or potential harm. In addition to those general risks enumerated elsewhere, any purchaser of our Common Stock should also consider the following factors.

We have incurred continued operating losses and we lack a history of operations upon which an investor can assess our business and plans.

We incurred $36,716 in net losses during the three months ending March 31, 2009 and $198,058 in net losses during the year ending December 31, 2008. We anticipate that we will likely incur significant additional losses in the future as well. We do not have any significant revenue-producing operations and we continue to incur costs and expenses for the Serbian Joint Venture, administrative costs, and other expenses. Further, because we are entering a new business, we lack a substantial operating history on which to base our anticipated expense and revenues. There is no assurance that we will be successful or that we will be profitable or achieve positive cash flow in the future.

All of our assets will be concentrated in Serbia; Serbia is not a member of the European Union.

If we are successful in raising additional capital and in implementing our strategy, all of our assets and operations will be located in the Republic of Serbia and we will be subject to the laws, political environment, and other risks and uncertainties. Serbia is not a member of the European Union and there can be no assurance that it will be admitted as a member of the European Union at any time in the near future. As a result, the legal, political, and financial environment of Serbia possesses significantly greater risks than that found within the European Union. In addition, our assets are invested in our joint venture with Notos, d.o.o. and Sirius Regulus, d.o.o. both of which are limited liability companies domiciled in the Republic of Serbia. While we believe that this is prudent and appropriate in our current circumstances, in the event that we are not successful, we will likely incur substantial and protracted losses since we lacks diversification and an investor who purchases our Common Stock may have no real ability to gain the return of their investment.

Uncertainties & Lack of Revenues & Likelihood of Continued Uncertainty .

While we have expended substantial resources to implements our strategy to participate in the renewable "clean energy" industry through joint ventures, partnerships, and other arrangements, there can be no assurance that the Company will be successful in these efforts or if we are successful, that we will generate and maintain revenues sufficient to sustain profitable operations with positive cash flow.

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Our current financial structure has resulted in a heavy dependence on debt financing and we have limited cash, limited working capital, and minimal equity.

We have, as of December 31, 2008, an aggregate of $151,368 in outstanding debt. We anticipate that we will, over the next twelve months, seek to raise at least $7,200,000 in additional capital for operating, marketing, and working capital needs; however, we have not determined how we will do so or the likelihood of any efforts to obtain any additional capital.

Qualified Auditor's Opinion: Doubt as to Our Company as a Going Concern.

Our independent public accountants issued a qualified opinion on our financial statements for the year ended December 31, 2008 with respect to uncertainties concerning our ability to continue as a going concern.

Our Common Stock is Subordinate to Existing and Future Debt: .

All of our Common Stock is and will remain subordinate to the claims of our existing and future creditors. As of December 31, 2008, we had $151,368 shown as Total Liabilities on our Balance Sheet. These existing claims together with likely additional debts, obligations, and other commitments that we give to others in the future, will be superior to any rights and interests of our stockholders.

Due to a limited public market our Common Stock may not be easily sold.

There is a limited trading market for our Common Shares, and there is no guarantee that a continuous liquid trading market will subsequently develop. All of our Common Shares are traded only on the non-OTC Pink Sheets Market and there can be no assurance that the Common Shares will ever gain any liquid trading volumes in any other market or gain listing on any stock exchange. The U.S. Securities and Exchange Commission requires that any company whose securities are traded on the Bulletin Board Market file a Form 10 and become a "reporting company" and thereby become subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934. While we have filed this Form 10, there can be no assurance that we will, if we gain trading privileges on the Bulletin Board Market, that we will be successful in complying with the requirements to retain trading privileges for our Common Shares on the Bulletin Board.

Control of our Company is held by management.

Our present directors and officers hold the power to vote an aggregate of about 38% of our Common Shares as of July 1, 2009. As a result, any person who acquires our Common Shares will likely have little or no ability to influence or control the Company.

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We face intense competition and we are likely to face continued competition in the future.

Currently, all of the electricity generated in the Republic of Serbia is generated by Elektroprivreda Srbije (or "EPS") which holds a monopoly on generation, distribution, and sale of electricity in Serbia. While we believe that the legal, political, and economic environment in Serbia has changed with the result that there are valuable opportunities for us and our partners in the Serbian Joint Venture, there can be no assurance that the extent of the change will not be far less than our current perceptions. As a result, we may encounter adverse legal, political, and economic barriers that could lead to significant and protracted losses with the result that any person who acquires our Common Stock could lose all or substantially all of their investment.

Since we are dependent upon our management, we may incur losses if we lose one or more members of management; and we have no m"key man" insurance on any management and no plans to obtain any such insurance.

We believe that our success will depend, to a significant extent, on the efforts and abilities of Miodrag Andric and Jesse M. De Castro, our sole corporate officers.

We have no present plans to obtain key man life insurance on the life of Miodrag Andric or Jesse M. De Castro and it is unlikely that we will obtain any such insurance in the future. In the event that either of them are unable to perform their duties, our business may be adversely impacted. Both Mr. Andric and Mr. De Castro have other full-time employment and are only able to devote a limited amount of time to the Company's affairs. As a result, the management of the Company is limited and they are not able to devote the time and attention to evaluating matters that may have a significant impact on the Company. If we grow, we will need to hire additional management and our ability to employ suitable management at an acceptable cost, in light of our limited financial resources, can not be assured. The loss of the services of Mr. Andric or Mr. De Castro could have a material and continuing adverse effect on us. Our success also depends upon our ability to attract and retain qualified employees. Hiring to meet our anticipated operations will require that we assimilate four new employees during a relatively short period of time.

We have not obtained any independent evaluation of business strategy which may cause us to underestimate the difficulties that we face and fail to take appropriate action to avoid losses.

We have not obtained any independent evaluation of our s Business Plan and our proposed business strategy. There can be no assurance that our plans or proposed strategy will generate any revenues, or if revenues can be generated, that they can be generated at a level to achieve or maintain profitability, positive cash flow or both. As a result, we may have underestimated the difficulties, costs, and barriers that we face which may cause us to incur significant losses in the future.

Our management has limited experience in the renewable energy business.

Our sole officers, Miodrag Andric and Jesse M. De Castro, have no substantial recent experience in acquiring, establishing, developing, or operating wind energy generating or energy distribution operations. As a result, we will need to secure the services of others who possess the management skill, experience, and industry knowledge. There can be no assurance that we can secure and retain the necessary management and staff on terms acceptable to us.

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We anticipate that we will need to raise significant additional capital in the future to meet the needs of our business and repay existing debt and we cannot assure you that we can raise this capital.

Our success will be dependent upon our ability to raise approximately $7,200,000 in additional capital on favorable terms and otherwise our ability to meet anticipated monthly cash funding requirements of $60,000.  We have received no commitment from any underwriter or other source of capital that any additional capital will be provided to us.  If we are not successful in raising the additional capital, we will likely be unable to build the wind farm and, as a result, incur additional losses thereby.  There can be no assurance that we will be successful in completing any needed transaction or in obtaining any additional financing.  And if any such transaction or financing is completed, there can be no guarantee that it can be completed on terms that are reasonable in light of our current circumstances.

We have no plans to pay any dividends on our Common Stock..

We do not anticipate that we will pay any dividends on our Common Stock at any time in the foreseeable future.

We have financed the Company in part by issuing promissory notes to Jesse M. De Castro.

We have issued unsecured promissory notes to Jesse M. De Castro, our Chief Financial Officer, Secretary, and Director of the Company in consideration of our receipt of needed cash investments from him. While each of these promissory notes may be prepaid without penalty and carry an interest rate of 7%, these financial obligations are significant in light of our existing limited assets.

We issued a secured promissory note to purchase our wind sensors which is secured by them.

We issued a secured Promissory Note to Seal Commercial, S.A. in connection with our purchase of Wind Sensors (meteorological towers used to measure wind velocity). The secured promissory note was issued on September 25, 2009 and is secured by the Wind Sensors. While the promissory note may be prepaid without penalty at any time and carries a 7% interest rate and all accrued and unpaid interest and principal are due on September 25, 2009, substantially all of our assets serve as collateral for this promissory note.

We face continuing conflicts of interest and we cannot assure you that we will be successful in resolving existing and future conflicts of interest.

We have issued several promissory notes to Jesse M. De Castro, our Chief Financial Officer, Secretary, and Director of the Company and we have entered into an employment agreement with him. These transactions all involve a "conflict of interest." A conflict of interest arises whenever a party has an interest in both sides of a transaction. We anticipate that we will likely have transactions with one or more persons where a conflict of interest can be said to exist. Further, while we believe that these transactions were fair to the Company and were entered into on terms that would be substantially no different than the terms that the Company would obtain if it had entered into the same or similar transactions with a third party, there can be no assurance that we have been successful in resolving the conflicts of interest associated with each of these transactions or that we will be successful in resolving conflicts of interest in the future.

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We are not diversified in our business and assets and we are not likely to become diversified in the future.

Our proposed business involving the proposed operation of wind energy generation and distribution facilities located in the Republic of Serbia and will not provide any diversification. If we are successful, all of our business and assets will be concentrated in the same industry and remain in the Republic of Serbia.

If we are successful in raising additional capital, our existing stockholders will incur significant dilution.

If we are successful in raising additional funds, we will likely significantly dilute our existing stockholders. While there can be no guarantee that we will be successful in raising additional capital (or if we are successful, that it can be raised on terms that are reasonable in light of our current circumstances), if we are successful in obtaining any additional capital, existing stockholders may incur significant dilution that would permanently reduce their percentage interest in the Company and their ability to influence or control our affairs.

The market price of our Common Stock may be adversely impacted by stockholders who publicly re-sell their restricted stock pursuant to Rule 144.

As of July 1, 2009 we had 22,480,000 shares of our Common Stock outstanding as "restricted securities" which may be sold only in compliance with Rule 144 adopted under the Securities Act of 1933 (the "1933 Act") or other applicable exemptions from registration. In general, and the revised Rule 144 (as revised by the Securities and Exchange Commission effective February 15, 2008), a person who is not an "affiliate" (as defined by Rule 144(a)(1)) of the Company is required to hold restricted securities for a period of one year from the date at which the securities were acquired. After that date, the restricted securities legend may be removed and the securities may be publicly re-sold. In that light, possible or actual sales of the Company's Common Stock by present shareholders under Rule 144 may have a depressive effect on the price of our Common Stock if any liquid trading market develops.

Our Stock is a "Penny Stock" which serves to limit its retail trading market.

Trading in our Common Stock is limited. Consequently, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our Common Stock. In the absence of a security being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the Common Stock is covered by Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities. Under such rules, broker/dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are also exempt from this rule if the market price is at least $5.00 per share, or for warrants, if the warrants have an exercise price of at least $5.00 per share. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock.

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The Commission has adopted regulations under such Act which define a penny stock to be any NASDAQ or non-NASDAQ equity security that has a market price or exercise price of less than $5.00 per share and allow for the enforcement against violators of the proposed rules.

In addition, unless exempt, the rules require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving a penny stock market, the nature of such market, terms used in such market, the broker/dealer's duties to the customer, a toll-free telephone number for inquiries about the broker/dealer's disciplinary history, and the customer's rights and remedies in case of fraud or abuse in the sale.

Disclosure also must be made about commissions payable to both the broker/dealer and the registered representative, current quotations for the securities, and, if the broker/dealer is the sole market maker, the broker/dealer must disclose this fact and its control over the market. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. While many NASDAQ stocks are covered by the proposed definition of penny stock, transactions in NASDAQ stock are exempt from all but the sole market-maker provision for (i) issuers who have $2,000,000 in tangible assets has been in operation for at least three years ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor, and (iii) transactions that are not recommended by the broker/dealer. In addition, transactions in a NASDAQ security directly with the NASDAQ market maker for such securities, are subject only to the sole market-maker disclosure, and the disclosure with regard to commissions to be paid to the broker/dealer and the registered representatives. The Company's securities are subject to the above rules on penny stocks and the market liquidity for the Company's securities could be severely affected by limiting the ability of broker/dealers to sell the Company's securities.

Item 2.  Financial Information.

Results of Operations

First Quarter Ending March 31, 2009 vs. First Quarter Ending March 31, 2008

During the three months ending March 31, 2009 (the "First Quarter 2009"), we recorded no revenues. This compares to the three months ending March 31, 2008 (the "First Quarter 2008") when we also recorded no revenues.

However, during the First Quarter 2009, we recorded Administrative Expense of $33,963 compared to $0 Administrative Expense recorded during the First Quarter 2008. The absence of Administrative Expense during the First Quarter 2008 was the direct result of management action to strictly limit and delay expenses unless these were absolutely necessary. By comparison, during the First Quarter 2009, our Administrative Expenses represented salary expense for our two officers, fees paid to our accountants, legal expense, and miscellaneous office, travel, and related expenses.

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During First Quarter 2009 we also incurred $2,753 in Interest Expense arising out of the existing promissory notes that we issued during the period from August 1, 2008 through December 31, 2008 and during the First Quarter of 2009. By comparison, we did not incur any Interest Expense during the First Quarter 2008 as we did not have any debt outstanding during that period.

As a result, during the First Quarter 2009, we recorded a loss of $36,716 or ($0.01) per share (based on 22,962,329 weighted average number of common shares outstanding) compared to a loss of ($0.01) per share recorded during the First Quarter 2008 (based on 3,250,000 weighted average number of common shares outstanding).

Fiscal Year Ending December 31, 2008 vs. Fiscal Year Ending December 31, 2007

During our fiscal year ending December 31, 2008 ("Fiscal 2008"), our management focused on developing and implementing our new business strategy.

During Fiscal 2008, we did not generate any revenues but we did incur $195,501 in administrative expenses and interest expense of $2,555. As a result, we incurred $198,058 in Net Losses during Fiscal 2008. This compares to the fiscal year ending December 31, 2007 ("Fiscal 2007") wherein we also did not generate any revenues but we incurred only $4,570 in administrative expenses.

The exponential increase in Administrative Expense from fiscal 2007 to Fiscal 2008 (over 4,177% increase) was primarily a result of several factors. First, the Company's new management aggressively pursued and took many steps to fully implement our new business strategy. This resulted in exponential increases in travel expenses, administrative expenses, and related costs. Second, we amended our articles of incorporation and we completed updated filings and accounting reports that allowed us to have audited financial statements

For Fiscal 2008, we recorded earnings per share (basic) of ($0.01) (which was computed on the weighted average number of common shares outstanding of 22,962,329 shares). This compares to Fiscal 2007 when we recorded earnings per share of ($0.01) (which was computed on the weighted average number of 3,250,000 common shares outstanding).

Management's Discussion and Analysis or Plan of Operation

Since May 2008, our new management has embarked on the strategy of undertaking efforts to enter into joint ventures, partnerships, and other arrangements with suitable partners in the "clean energy" generation, distribution, and sales market. Our strategic focus has been expansive and we examined several opportunities, on a worldwide basis, that later allowed us to further refine our parameters and the types of projects and geographic locations. In each case, our efforts are focused on project opportunities where, due to a project's size, type, and location, we may be able to participate as a joint venture partner, partner, or co-owner provided that the financial and managerial commitments are within our abilities taking into account our comparatively limited financial and managerial resources.

The Company has evaluated wind energy opportunities in British Columbia, Canada; which we deemed to difficult to implement because of Native land issues and the lengthy bureaucracy of the licensing process. We have evaluated solar energy opportunities in India; which we deemed to difficult to manage and arduous to collect the revenues from power generation. And we have also evaluated the small hydro power potential in Serbia. Through this process, we developed a business relationship with the principals of Notos, d..o.o. ("Notos") and Sirius Regulus, d.o.o. ("Sirius") both entities are limited liability companies domiciled in the Republic of Serbia. The management of Notos has experience in energy distribution and Sirius owns land and facilities at the Belo Blato Wind Farm, also located in Serbia. They were able to present compelling reasons to focus on wind energy in Serbia: an available purchaser for the electricity generated, a reasonable licensing process, reasonable development costs, an educated and inexpensive workforce, a good rate of return on investment, and an opportunity to be the first to develop wind energy in the region.

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In August 2008 and based on these discussions, we entered into a Letter of Intent with Notos and a Letter of Intent with Sirius. The terms of each Letter of Intent provided that we were to acquire all of the outstanding capital stock of each of these companies with the result that both Notos and Sirius were to become a wholly-owned subsidiary. After further review and evaluation and prior to the planned closing of the acquisitions envisioned by each of the Letters of Intent, the parties agreed that the proposed acquisition transactions be abandoned.

At that time and in place of the plans set forth in the letters of intent, we, Notos and Sirius agreed to form a joint venture and we entered in the joint venture agreement (the "Serbian Joint Venture"). Through the Serbian Joint Venture we seek to generate electricity from wind-power at a wind farm located at the Belo Blato Wind Energy Project in the province of Vojvodina in the Republic of Serbia.

1.   To the extent that our financial resources allow and if market conditions allow, the Company intends to begin the construction of Belo Blato in the fourth quarter of 2009 and complete the initial phase by erecting 5 wind towers before the end of the year. The Belo Blato is expected to be completed by August of 2010; at which point, other developments will be underway leading to a build out of 35 MW of installed wind energy capacity by the end of 2010.

2.   To undertake these efforts, we anticipate, based on current estimates that we will need to raise an additional $7,200,000 for these capital expenditures. Our current plan is to approach sources of private capital and, if favorable market conditions allow, to raise the funds in one or more private or exempt offerings. Currently, we have not had any direct or indirect discussions with any persons regarding these plans and we cannot be certain as to the extent of any interest that investors and other sources of capital may have in providing such funds or the costs and terms of any such capital. To the extent that we do not receive a positive response to provide this capital and to receive such capital on terms that are reasonable in light of our current circumstances, we may be unable to undertake this project or, alternatively, undertake this project on any reasonable terms.

3.   The anticipated capital expenditures in 2009 are currently estimated at $7,200,000. These expenditures are planned to be used to for the erection of 5 wind turbines on the Belo Blato site and working capital. This includes the cost to purchase the poles, blades, and generators; as well as, the erection costs and grid connection.

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4.   As currently planned, we plan to hire four additional employees. Two employees will be required to administer secretarial and office duties. One Technical Supervisor will be required to oversee all technical aspects of the wind farm development. And one Site Supervisor will be required to oversee the construction aspects of the wind farm development. They will work together with the Notos staff to ensure the necessary human resources are available for the project.

5.   The joint venture will need to acquire licenses on three levels: municipal, technical, and then federal. The first step is to receive approval from the municipality in which the Company wishes to develop a wind power facility. There is no cost for this authorization. The technical component is overseen by EMS (Elektromreza Srbije, the state owned transmission operator). This license has a cost of 15000 Euros. The final endorsement comes from the federal Ministry of Energy, at a cost of 25,000 Euros. At present, the municipal license has been received and the EMS license is expected within the next 30 days.

6.   The Company will be responsible for the costs associated with constructing the wind farm, and under the agreements that we have reached, Sirius Regulus is obligated to supply the land required, and Notos is to manage the project through licensing, construction, implementation, and maintenance.

7.   If we can raise the projected $7,200,000 in additional capital and do so on reasonable terms and within the time frame that we have established, we anticipate that we may be able to generate some revenues in the fourth quarter of 2009 by producing electricity from the first phase wind turbines at the Belo Blato project and selling it to EPS. In addition and if current policies, laws, and regulations of the Republic of Serbia are not revised, we may also be able to generate additional revenue from the sale of carbon emission credits. Currently, the Republic of Serbia has no green house gas emission credit program in place, but based on public statements from the Serbian Ministry of Energy, the Ministry may be implementing carbon emission credits program similar to that found in the rest of Europe. EPS will calculate the carbon credit allowance that will be given to each energy producing facility, which may then be sold to various industrial companies and institutions in need of emissions credits. Based upon an average reduction of 310 tons of CO2 per 1 MW wind turbine per month and assuming that these estimates and time frames are accurate, the 2009 revenues are projected to be approximately $390,000.

Our projections regarding the amount and timing of our revenues is subject to revision as we face uncertainties and risks associated with the implementation of these plans and since these uncertainties and risks relate to matters over which we have little or no control. In particular, we are aware that these projections and our plans are subject to revision primarily but not exclusively due to the risks and uncertainties associated with the following:

●

our ability to generate revenues will be influenced by the timing and amount of capital that we may able to raise to fund the acquisition of the assets that we have identified as needed to implement our business plan (primarily, the $7,200,000 projected the for the erection of 5 wind turbines on the Belo Blato site and working capital);

●

our ability to obtain all governmental licenses and approvals with respect to the construction and operation of the planned Belo Blato site on a timely and reasonable basis without undue costs or delays;

●

our ability to complete negotiations and agreements with suppliers and customers on terms that are commercially reasonable and which will allow us to record and collect revenues on a commercially acceptable basis;

●

our ability to achieve and maintain compliance with current and future government regulations and to avoid any risk of non-compliance with the laws and rules of the Republic of Serbia and any local or regional laws and ordinances without incurring delays, interruptions, or undue costs or difficulties; and

●

our ability to anticipate changing laws and the competitive environment that may allow us to change our business plans to meet these challenges without incurring excessive expenses or excessive difficulties.

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To the extent that we are not able to achieve one or more of these objectives, we may not generate the revenues that we have projected or, if we do achieve these revenue targets, we may not generate revenues sufficient to allow us to achieve and maintain profitability and positive cash flow.

Impact of Inflation

We have not generated any revenues during the last two fiscal years. As a result, inflation has not had a direct impact on our revenues, costs, or cash flows in any significant way that we can identify.

Nonetheless, we are aware that the costs of acquiring wind energy generating equipment may, as a result of worldwide interest in wind energy and renewable energy systems, may increase and thereby the amount of capital needed to fund our capital expenditures may be higher than we have planned.

Liquidity and Capital Requirements

Currently, we have very limited liquidity in that we have limited cash and we have been primarily dependent upon our Chief Financial Officer, Jesse M. De Castro for obtaining cash, via promissory notes that we issued to Mr. De Castro. While we believe that this strategy and our dependence on Mr. DeCastro was prudent in light of our circumstances, we are aware that we need to identify other investors who may be willing to invest funds into our company which may allow us to meet our capital requirements in the future. At present, we have not had direct or indirect discussions with sources that may be able to provide the projected $7,200,000 in additional capital that we project will be needed. As a result, we cannot assure you that we will be successful in any efforts to raise additional capital.

If we are not successful in raising additional capital on reasonable terms to meet all or nearly all of the $7,200,000 that we have projected, we may delay the implementation of our business plans and the plans that we have made to commence the Belo Blato wind energy operations described elsewhere in this Form 10. In that event, we may face significant dilution and further losses and difficulties in meeting our commitments.

Off Balance Sheet Arrangements

We are not party to any off balance sheet arrangements, as "Off Balance Sheet Arrangement" is defined in Regulation SK  Item 303(4)(ii).

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Planned Operations and Management

Under our current plans, we plan to maintain financial and accounting controls for the Company through the use of centralized accounting and management information systems which are to be maintained at our existing offices.

This will require that we acquire and operate accounting software and financial and accounting control systems sufficient to meet the requirements of the Sarbanes Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission there under with respect to accounting, asset, and information controls that allow our officers, directors, and our auditors to verify and confirm our compliance on an ongoing basis.

Overall management will be conducted by our current officers, Miodrag Andric and Jesse M. De Castro. Our planned operations will require four employees with the following titles: Secretary, Office Manager, Technical Supervisor, and Site Supervisor.

Item 3.  Description of Property

We currently maintain an office at 1660 Hotel Circle North, Suite 207, San Diego, California 92108 under an oral agreement at no cost with our corporate counsel at which our telephone number is 619-497-2555. Our toll free number is (866) 955-4723. We do not own or maintain any other offices or other real estate.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of Company common stock by those persons beneficially holding more than 5% of the Company's capital stock, by the Company's directors and executive officers, and by all of the Company's directors and executive officers as a group and all shares that each such person has a right to acquire in the future:

(1)	(2)	(3)	(4)
Title Of Class	Name And Address Of Beneficial Owner	Amount And Nature Of Beneficial Owner	Percent Of Class

Common Stock	Jesse M. De Castro 1660 Hotel Circle North, Suite 207 San Diego, CA 92108	10,000,000 (1)	38.10% (1)
Common Stock	Miodrag Andric 1660 Hotel Circle North, Suite 207 San Diego, CA 92108	0	0%
Common Stock	Peter Gilcud 1660 Hotel Circle North, Suite 207 San Diego, CA 92108	0	0%

Total for all persons as a group (3 persons)		10,000,000 (3)	38.10%

Footnote:
(1.)	Represents shares held by De Castro Investments. Inc., an entity owned and controlled by Jesse M. De Castro, the Company's Chief Financial Officer, Secretary, and Director.

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Item 5.  Directors, Executive Officers, Promoters and Control Persons.

The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the directors and executive officers of the Company is as follows:

Name	Age	Position	Date Elected

Miodrag Andric Green Star Alternative Energy, Inc. 1660 Hotel Circle North, Suite 207 San Diego, CA 92108	40	President, Chief Executive Officer, & Chairman	04/28/2009

Jesse M. De Castro (1) Green Star Alternative Energy, Inc. 1660 Hotel Circle North, Suite 207 San Diego, CA 92108	32	Chief Financial Officer, Secretary & Director	05/27/2008

Peter Gilcud Green Star Alternative Energy, Inc. 1660 Hotel Circle North, Suite 207 San Diego, CA 92108	56	Director	07/03/2007

Footnote:
(1)   The Company entered into an Employment Agreement with De Castro that commenced on April 1, 2008.

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Each of the foregoing persons may be deemed a "promoter" of the Company, as that term is defined in the rules and regulations promulgated under the Securities Act of 1933. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.

Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

Miodrag Andric. Mr. Andric serves as the Company's President, Chief Executive Officer and Chairman. For the past seven years, he has been involved with the alternative energy sector and has an extensive background in renewable energy systems. His professional experience includes: Founder of Active Energy; Consultant to Tidewater Management; Director of Scientific Biofuel Solutions; Founder of Notos, Serbia's premier wind energy developer. Mike is a graduate of Sport Beograd, Serbia.

Jesse M. De Castro. Mr. De Castro serves as the Company's Chief Financial Officer, Treasurer, Secretary, and Director. Concurrently Mr. De Castro serves as the Asset and Liability Analyst for North Shore Credit Union. From 2002 to 2005, Mr. De Castro was Vice-President in charge of Energy Sector Analysis for Altus Capital Corp. From 2004 to 2007, Mr. De Castro was Consultant to SBS Ltd. on alternative energy. Mr. De Castro holds a BS in Actuarial Science degree from Simon Fraser University.

Peter Gilcud. Mr. Gilcud serves on the Company's Board of Directors. Prior to joining the Issuer, Mr. Gilcud served as President/ Director of Fresh Creek Holdings Ltd. from June 1990 to April 2000, Mr. Gilcud was President & CEO of Bahamas Transport Ltd. From February 2000 to June 2007, Mr. Gilcud was appointed CEO and Director of the Issuer in June 2007. Mr. Gilcud holds a Bachelors and Masters degree in Economics and Political Science from the University of Minnesota-Minneapolis.

Item 6.  Executive Compensation

The Company's Board of Directors has authorized the compensation of its officers with the following annual cash salaries:

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Other Annual Compensation ($) (e)	Total Compensation ($)
Miodrag Andric, President, Chief Executive Officer, and Chairman	2007 2008	$0 $0	$0 $0	$0 $0	$0 $0
Jesse M. De Castro Chief Financial Officer, Secretary and Director	2007 2008	$0 $24,000	$0 $0	$0 $0	$0 $0
Peter Gilcud Director	2007 2008	$0 $0	$0 $0	$0 $0	$0 $0
Total Compensation (3 persons)	2007 2008	$0 $24,000	$0 $0	$0 $0	$0 $0

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The Company may change or increase salaries as the Company's profits and cash flow allow. The amount of any increase in salaries and compensation for existing officers has not been determined at this time and the number and dollar amount to be paid to additional management staff that will likely be employed has not been determined.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
(Individual Grants)

Name (a)	No. of Securities Underlying Options/SARs Granted (#) (b)	Percent of Total Options/ SARs Granted to Employees in Fiscal Year (c)	Exercise of Base Price ($/Sh) (d)	Expiration Date (e)
Miodrag Andric	0	0	0	0
Jesse M. De Castro	0	0	0	0
Peter Gilcud	0	0	0	0

Item 7.  Certain Relationships and Related Transactions

On April 1, 2008, the Company entered into an employment agreement with Jesse M. De Castro, the Company's Chief Financial Officer, Secretary, and Director. Under the terms of the agreement, the Company agreed to pay Mr. De Castro a monthly salary of $2,000 per month for the months of April through August 2008 and the sum of $3,500 per month for each month thereafter. The agreement may be terminated, by either party for "cause" and in the event of termination Mr. De Castro is entitled to severance pay equal to 90 days of salary.

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On May 23, 2008, the Company's Board of Directors issued 2,000,000 shares of the Company's Common Stock to De Castro Investments, Inc. (which, due to the July 2008 forward split of the Company's Common Stock, became 10,000,000 shares of Common Stock). De Castro Investments, Inc. is owned and controlled by Jesse De Castro, the Company's Chief Financial Officer, Secretary, and Director.

On August 30, 2008, the Company's Board of Directors approved the issuance of an unsecured promissory note to Jesse M. De Castro (the Company's Chief Financial Officer, Secretary, and Director) in the amount of $20,000 in consideration of the Company's receipt of a cash investment of the same amount by him. The promissory note may be prepaid without penalty at any time and carries a 7% interest rate and all accrued and unpaid interest and principal are due on August 30, 2009.

On November 10, 2008, the Company's Board of Directors approved the issuance of an unsecured promissory note to Jesse M. De Castro in the amount of $15,000 in consideration of the Company's receipt of a cash investment of the same amount by him. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on November 10, 2009. Mr. De Castro is the Company's Chief Financial Officer, Secretary, and Director.

On November 25, 2008, the Company's Board of Directors approved the issuance of an unsecured promissory note to Jesse M. De Castro (the Company's Chief Financial Officer, Secretary, and Director) in the amount of $30,000 in consideration of the Company's receipt of a cash investment of the same amount by him. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on November 25, 2009.

On December 12, 2008, the Company entered into a joint venture agreement with Notos, d.o.o., a limited liability company domiciled in the Republic of Serbia and with Sirius Regulus, d.o.o. a limited liability company domiciled in the Republic of Serbia. Mr. Andric, the Company's President, CEO and Chairman, is the Manager of Notos and Sirius Regulus.

On February 12, 2009, the Company's Board of Directors approved the issuance of an unsecured promissory note to Jesse M. De Castro (the Company's Chief Financial Officer, Secretary, and Director) in the amount of $8,000 in consideration of the Company's receipt of a cash investment of the same amount by him. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on February 12, 2010.

On March 6, 2009, the Company's Board of Directors approved the issuance of an unsecured promissory note to Jesse M. De Castro (the Company's Chief Financial Officer, Secretary, and Director) in the amount of $25,000 in consideration of the Company's receipt of a cash investment of the same amount by him. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on March 6, 2010.

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All of the shares of the Company's Common Stock and the promissory notes described above were issued with a restricted securities legend pursuant to reliance upon the claim of exemption provided by Section 4(2) of the Securities Act of 1933. In each instance, the Company was assured that the investor: (a) was sophisticated and experienced in business, financial, and tax matters; (b) received such disclosures such as the Company's business plan, financial statements, stockholder information, together with copies of the Company's Articles of Incorporation, By-laws, and copies of the minutes and actions of the Company's Board of Directors roughly equivalent to that found in a registration statement; (c) had full and unrestricted access to the Company's books and records; (d) had a full and unrestricted opportunity to ask questions of the Company's officers and directors and to receive answers to all such questions; (e) had a pre-existing business relationship with one or more of the Company's officers and directors of sufficient scope and depth that allowed them to appreciate the background and experience of the Company's management; and (f) understood that the securities acquired were "restricted securities" and that they were issued to the investor for investment purposes only.

Item 8.  Legal Proceedings.

None.

Item 9.  Market Price of and Dividends on Registrant's Common Equity and Other Shareholder Matters.

The Company's Common Stock trades on the non-OTC "Pink Sheets" Market under the symbol, GSAE. Since July 28, 2008, there have been only sporadic quotations with only limited and minimal interest by market makers. As of July 2, 2009, the Company had three market makers. The following represents high and low bid prices by quarter as reported by Pink Sheets, LLC and, in each case, the prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low

2008
1st Quarter	$---	$---
2nd Quarter	$---	$---
3rd Quarter	$4.00	$1.50
4th Quarter	$2.49	$1.10

2009
1st Quarter	$2.45	$0.50
2nd Quarter	$3.50	$2.55

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Item 10.  Recent Sales of Unregistered Securities.

On May 23, 2008, the Company's Board of Directors issued 2,000,000 shares of the Company's Common Stock to De Castro Investments, Inc. (which, due to the July 2008 forward split of the Company's Common Stock, became 10,000,000 shares of Common Stock).

On August 30, 2008, the Company's Board of Directors approved the issuance of an unsecured promissory note to Jesse M. De Castro in the amount of $20,000 in consideration of the Company's receipt of a cash investment of the same amount by him. The promissory note may be prepaid without penalty at any time and carries a 7% interest rate and all accrued and unpaid interest and principal are due on August 30, 2009.

On September 25, 2008, the Company issued a secured Promissory Note to Seal Commercial, S.A. in connection with the Company's purchase of Wind Sensors. The secured promissory note is secured by the Wind Sensors and the promissory note may be prepaid without penalty at any time and carries a 7% interest rate and all accrued and unpaid interest and principal are due on September 25, 2009.

On November 10, 2008, the Company's Board of Directors approved the issuance of an unsecured promissory note to Jesse M. De Castro in the amount of $15,000 in consideration of the Company's receipt of a cash investment of the same amount by him. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on November 10, 2009.

On November 25, 2008, the Company's Board of Directors approved the issuance of an unsecured promissory note to Jesse M. De Castro in the amount of $30,000 in consideration of the Company's receipt of a cash investment of the same amount by him. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on November 25, 2009.

On February 12, 2009, the Company's Board of Directors approved the issuance of an unsecured promissory note to Jesse M. De Castro in the amount of $8,000 in consideration of the Company's receipt of a cash investment of the same amount by him. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on February 12, 2010.

On March 6, 2009, the Company's Board of Directors approved the issuance of an unsecured promissory note to Jesse M. De Castro in the amount of $25,000 in consideration of the Company's receipt of a cash investment of the same amount by him. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on March 6, 2010.

All of the shares of the Company's Common Stock and the promissory notes described above were issued with a restricted securities legend pursuant to reliance upon the claim of exemption provided by Section 4(2) of the Securities Act of 1933. In each instance, the Company was assured that the investor: (a) was sophisticated and experienced in business, financial, and tax matters; (b) received such disclosures such as the Company's business plan, financial statements, stockholder information, together with copies of the Company's Articles of Incorporation, By-laws, and copies of the minutes and actions of the Company's Board of Directors roughly equivalent to that found in a registration statement; (c) had full and unrestricted access to the Company's books and records; (d) had a full and unrestricted opportunity to ask questions of the Company's officers and directors and to receive answers to all such questions; (e) had a pre-existing business relationship with one or more of the Company's officers and directors of sufficient scope and depth that allowed them to appreciate the background and experience of the Company's management; and (f) understood that the securities acquired were "restricted securities" and that they were issued to the investor for investment purposes only.

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Item 11.  Description of Registrant's Securities to be Registered.

Common Stock

As of April 1, 2009, the Company had 26,250,000 shares of the Company's Common Stock (par value $0.001) outstanding. The Company's Articles of Incorporation, authorize the issuance of 200,000,000 shares of the Company's Common Stock. Holders of shares of the Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have no cumulative voting rights and subject to the rights of any outstanding Preferred Stock, are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion, from funds legally available therefore.

In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Item 12.  Indemnification of Directors and Officers.

The Nevada General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation shall not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue, or matter as to which such person shall have been adjudged to be liable for the negligence or misconduct in the performance of that person's duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.

Item 13.  Financial Statements and Supplementary Data

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GREEN STAR ALTERNATIVE ENERGY, INC.

QUARTERLY REPORT

FOR THE THREE MONTHS ENDING MARCH 31, 2009

May 9, 2009

GREEN STAR ALTERNATIVE ENERGY, INC.

QUARTERLY REPORT FOR THE THIRD QUARTER OF 2009

Incorporating:

Condensed Financial Statements (unaudited) as of and for the Three Months ending March 31, 2009 and Three Months ending March 31, 2008.

Quarterly Report	3

Financial Statements	F-1

Notes to Financial Statements	F-6

Management's Discussion and Analysis of Results of Operations	4

Forward Looking Statements and Risk Factors	9

Certifications	12

1.	Issuer:	Green Star Alternative Energy, Inc.

2.	Principal Executive Offices:

Green Star Alternative Energy, Inc. 7676 Hazard Center Drive, Suite 500 San Diego, California 92108 TEL: 619-497-2555 FAX: 619-542-0555

3.	Investor Relations Contact:

_________________________

4.	Shares Outstanding:

	(i)	As of March 31, 2009
	(ii)	Authorized Shares: a. Common Stock - 200,000,000 Shares (par value $0.001) b. Preferred Stock - None
	(iii)	Number of Shares Outstanding: a. Common Stock - 26,250,000 Shares (par value $0.001)
	(iv)	Public Float: a. 16,250,000 Common Shares
	(v)	Beneficial Shareholders of Record: a. 38

Greenstar Alternative Energy, Inc. FKA R&R Travel, Inc. (A Development Stage Company) Balance Sheets

	As of March 31, 2009 (Unaudited)	As of December 31, 2008 (Audited)

ASSETS
Current Assets
Cash	$11,786	$3,310

Total Current Assets	11,786	3,310

Total Assets	11,786	3,310

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES
Accrued Expenses	5,309	2,555
Current Liabilities
Accounts payable	7,213	2,775
Loan from director	89,975	51,975
Other loan payable	94,063	94,063

Total Liabilities	196,560	151,368

Stockholders' Equity
200,000,000 shares Common Stock Authorized at $0.001/par value 26,250,000 shares issued and outstanding at December 31, 2008	$26,250	$26,250
Additional Paid-in Capital	33,500	33,500
Deficit accumulated during the development stage	(244,524)	(207,808)

Total Stockholders' Equity	(184,774)	(148,058)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,786	$3,310

The accompanying notes are an integral part of these financial statements.

March 31, 2009   F-1   Financial Statements

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Greenstar Alternative Energy, Inc. FKA R&R Travel, Inc. (A Development Stage Company) Statements of Operations (unaudited)

	Three Months Ending		From Inception of the Development Stage January 1, 2007 Through March 31, 2009

	March 31, 2009	March 31, 2008

REVENUES
Revenues	$-	$-	$-

Total Revenues	$-	$-	$-

Operating Expense
Administrative Expense	$33,963	$-	$239,215
Interest Expense	$2,753	$-	$5,309

Provision for Income Tax	-	-	-

Net (Loss)	$(36,716)	$-	$(244,524)

Basic earnings per share	$(0.01)	$(0.01)	$(0.01)

Weighted average number of common shares outstanding	22,962,329	3,250,000	22,962,329

The accompanying notes are an integral part of these financial statements.

March 31, 2009   F-2   Financial Statements

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Greenstar Alternative Energy Inc. FKA R&R Travel, Inc. (A Development Stage Company) Statements of Stockholders' Equity

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total

Balance at December 31, 2006	16,250,000	$16,250	$(6,250)	$(5,180)	$4,820

June 30, 2007 adjustment against APIC			(250)		(250)
Net (loss) for year ended Dec.31, 2007				(4,570)	(4,570)

Balance at December 31, 2007	16,250,000	$16,250	$(6,500)	$(9,750)	$-

Stock bought for cash May 9, 2008 at $0.001 per share	10,000,000	$10,000	$40,000		$50,000
There was 5 to 1 forward stock split in August of 2008
Net (loss) year ending December 31, 2008				(198,058)	(198,058)

Balance December 31, 2008	26,250,000	$26,250	$33,500	$(207,808)	$(148,058)

Net (loss) March 31, 2009				(36,716)	(36,716)

Balance March 31, 2009	16,250,000	$26,250	$33,500	$(244,524)	$(184,774)

The accompanying notes are an integral part of these financial statements.

March 31, 2009   F-3   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY INC. FKA F & R TRAVEL, INC. (A DEVELOPMENT STAGE COMPANY) Statements of Cash Flows (unaudited)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	From Inception of the Development Stage January 1, 2007- March 31, 2009

Operating Activities
Net income(Loss)	$(36,716)	$-	$(241,462)
Less: Net income(loss) from discontinued operations	-	-	-

Net Income(loss) from Continuing Operations	$(36,716)	$-	$(241,462)

Adjustments to Reconcile Net Loss to Net Cash
Provided by operations:
Depreciation and amortization
Stock issued for services
Gain on settlement of debt
Change in Assets and Liabilities
(Increase)decrease in accounts receivable
(Increase)decrease in deposits
Increase(decrease) in accounts payable	4,438	-	7,213
Increase (decrease) in accrued expenses	2,754	-	5,309

Net Cash Provided(used) by Continuing Operating Activities	(29,524)	(4,570)	(228,940)

Investing Activities
Cash paid for investment(s)	-	-	-
Cash paid for property and equipment	-	-	-

Net cash provided(used) by investing activities	-	-	-

Financing Activities
Cash received from notes payable	94,063	-	94,063
Cash paid for capital leasees	-	-	-
Cash paid for notes payable-related party	38,000	-	89,975
Cash received from issuance of stock	-	-	50,000

Net Cash Provided(used) by Financing Activities	38,000	-	234,038

Increase(decrease) in cash from continuing operations	8,476	-	5,098
Cash and cash equivalents at beginning of period	3,310	-	6,688

Cash and Cash Equivalents at End of Period	$11,786	$-	$11,786

Cash Paid for Interest	$-	$-	$-

Cash Paid for Income Taxes	$-	$-	$-

Non-Cash Activities:
Stock issued for services	$-	$-	$-
Stock issued for accounts payable	$-	$-	$-
Stock issued for notes payable and interest	$-	$-	$-
Stock issued for convertible debentures and interest	$-	$-	$-
Convertible debentures issued for services	$-	$-	$-
Warrants issued	$-	$-	$-
Note payable issued for finance charges	$-	$-	$-
Forgiveness of note payable and accrued interest	$-	$-	$-
Stock issued for penalty on default of convertible debentures	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

March 31, 2009   F-4   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY, INC.
FKA R&R Travel Inc.
(A Development Stage Company)
Notes to Financial Statements (Unaudited)
March 31, 2009

NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

Greenstar Alternative Energy, Inc. (the Company) Formerly Known as R&R Travel Inc. was incorporated under the laws of the State of Nevada on March 2, 2001 and originally in the travel business, where the Company provided travel packages to financial services professionals in connection with seminars and other professional education events.

On June 6, 2008, The Company, by amendment to its articles of incorporation, changed its name to Greenstar Alternative Energy, Inc. and changed it business operations to become a provider of clean restorative and profitable energy from wind, water and sunlight; whereas the world's current method of supplying the majority of its energy needs is with fossil fuels.

The Company has minimal operations at this time and is considered a development stage company.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Basis of Presentation

The Company's financial statements are prepared using the accrual method of accounting and have been prepared in accordance with accounting principles generally accepted in the United State. The Company has elected a December 31, year-end.

b.  Basic and Diluted Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective February 12, 2007.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c.  Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At March 31, 2009, the Company did not have any cash equivalents.

d.  Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

March 31, 2009   F-5   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY, INC.
FKA R&R Travel Inc.
(A Development Stage Company)
Notes to Financial Statements (Unaudited)
March 31, 2009

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e.  Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards.

Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f.  Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposits. This cash is on deposit with a large federally insured bank. The Company has not experienced any losses in cash balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

g.  Recent Accounting Pronouncements

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, "Earnings per Share." FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

March 31, 2009   F-6   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY, INC.
FKA R&R Travel Inc.
(A Development Stage Company)
Notes to Financial Statements (Unaudited)
March 31, 2009

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007.

The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

March 31, 2009   F-7   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY, INC.
FKA R&R Travel Inc.
(A Development Stage Company)
Notes to Financial Statements (Unaudited)
March 31, 2009

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements-an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting non-controlling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations'. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquired; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities-Including an Amendment of FASB Statement No.115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

The Company does not expect any recent accounting pronouncements to have a material impact on its financial statements.

March 31, 2009   F-8   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY, INC.
FKA R&R Travel Inc.
(A Development Stage Company)
Notes to Financial Statements (Unaudited)
March 31, 2009

NOTE 3.  GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company operated as R&R Travel from inception (March 2, 2001) until June 6, 2008 when The Company voted to change it's name to Greenstar Alternative Energy Inc. and modified it's business plan to operate as a provider of clean energy. The deficit accumulated during the development stage as of March 31, 2009 is $244,524. Available cash at March 31, 2009 is $11,786.

The future of this Company is dependent upon its ability to obtain financing and upon profitable operations from the development of its business opportunities.

NOTE 4.  INCOME TAXES

As of March 31, 2009

Deferred tax assets:
Net operating loss carryforwards	$ 244,524
Other

Gross deferred tax assets	73,357
Valuation allowance	(73,357)

Net deferred tax assets	$ -0-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company has recorded a valuation allowance for the full amount of the deferred tax asset related to the net operating loss carryforward.

NOTE 5.  NET OPERATING LOSSES

As of March 31, 2009, the Company has a net operating loss carry-forward of approximately $244,524. This operating loss carry-forward expires twenty years from the date the loss was incurred.

NOTE 6.  STOCKHOLDERS' EQUITY

On June 6, 2008, the Company voted, to amend its Articles of Incorporation to increase the total number of authorized shares of common stock at par value of $0.001 to $200,000,000 (two hundred million). Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights and are entitled to share rateably in dividends, if any. In the event of a liquidation, dissolution or winding up the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

All outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no pre emptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

March 31, 2009   F-9   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY, INC.
FKA R&R Travel Inc.
(A Development Stage Company)
Notes to Financial Statements (Unaudited)
March 31, 2009

NOTE 6.  STOCKHOLDERS' EQUITY (continued)

In the fourth quarter of 2001, the Company issued 2,500,000 shares of its par value common stock to various officers and consultants for services rendered to the Company.

In the fourth quarter of 2001, the Company issued an offering of 750,000 shares of its par value common stock to various shareholders in exchange for cash proceeds realized in the amount of $7,500.

In the second quarter of 2008, the Company issued 2,000,000 shares of common stock at a price of $0.025 per share to its new CFO/Director for a total cash consideration of $50,000.

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2008:

•	Common stock, $ 0.001 par value: 200,000,000 authorized 5,250,000 shares issued and outstanding at December 31, 2008.

On June 6, 2008, the Company voted, via amendment to their Articles of Incorporation, to approve a forward share split of the Corporation's outstanding and issued shares of common stock of five (5) shares for each one (1) issued by the Corporation. The registration of this stock took place in the month of August 2008 and the official shareholders' list now reflects a total of 26,250,000 shares issued and outstanding as of December 31,, 2008.

NOTE 7.  LOANS PAYABLE

The Company issued an unsecured Promissory Note dated August 30, 2008 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $20,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is August 30, 2009. On December 15, 2008, the Company repaid $13,025.The total accrued interest as of March 31, 2009 is $558.

The Company issued a secured Promissory Note to Seal Commercial S.A. dated September 25, 2008 (the "Note") in connection with the purchase of Wind Sensors which act as "collateral" for the said loan. The loan is for $94,087 and the terms and conditions of such Note allow for prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is September 25, 2009. The total accrued interest as of March 31, 2008 is $3,373.

The Company issued an unsecured Promissory Note dated November 10, 2008 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $15,000 working capital loan to the Corporation. The terms and conditions of such note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is November 10, 2009. The total accrued interest as of March 31, 2008 is $408.

March 31, 2009   F-10   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY, INC.
FKA R&R Travel Inc.
(A Development Stage Company)
Notes to Financial Statements (Unaudited)
March 31, 2009

NOTE 7.  LOANS PAYABLE (continued)

The Company issued an unsecured Promissory Note dated November 25, 2008 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $30,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is November 25, 2009.The total accrued interest as of March 31, 2009 is $736.

The Company issued an unsecured Promissory Note dated February 12, 2009 (the "Note") to Jesse de Castro, a director of the Company, in connection with an $8,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the repayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is February 12, 2010. The total accrued interest as of March 31, 2009 is $73.

The Company issued an unsecured Promissory note dated February 17, 2009 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $5,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the repayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is February 17, 2010. The total accrued interest as of March 31, 2009 is $41.

The Company issued an unsecured Promissory Note dated March 6, 2009 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $25,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the repayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is March 6, 2010. The total accrued interest as of March 31, 2009 is $120.

The Company has an account payable of $7,213 as of March 31, 2008.

NOTE 8.  RELATED PARTY TRANSACTIONS

The Company does not lease or rent any property. Office services are provided by the CFO/Director for a monthly fee of $2,000 plus expenses and payments began in July 2008. This fee has been increased to $3,500 as of October 1, 2008. These costs have been reflected in the Company's financials.

On December 12, 2008, the Company entered into a joint venture agreement with two companies domiciled in the Republic of Serbia, namely NOTOS and SIRIUS REGULUS (the parties).

Green Star Alternative Energy (GSAE) and the parties seek to form a joint venture for the planned operation of a wind energy project at the BELO BLATO wind farm situated in the Republic of Serbia. They also intend to form an entity domiciled in the NETHERLANDS and in so doing, all of the assets, liabilities and business operations conducted in accordance with this Agreement will be transferred to and acquired by this company and each of the parties will acquire an equity interest. GSAE will own 51% of the voting stock and NOTOS and SIRIUS REGULUS will own 49% of the voting stock jointly. GSAE, NOTOS and SIRIUS REGULUS will be the sole stockholders in this company.

At March 31, 2009, there has been no further action regarding this proposal.

NOTE 9 ADVERTISING COSTS

The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of March 31, 2009.

March 31, 2009   F-11   Financial Statements

<TOC>

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of its financial condition and results of operations are based upon the accompanying financial statements and related notes thereto. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses and related disclosures of contingent liabilities. On an ongoing basis, management evaluates its estimates, including those that relate to income tax contingencies, revenue recognition, and litigation. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions. If actual results significantly differ from management= s estimates, the Company= s financial condition and results of operations could be materially impaired. The following discussion may contain forward-looking statements that reflect future plans, estimates, beliefs, and expected performance. The forward-looking statements are dependent upon events, risks, and uncertainties that may be outside our control. Our actual results may differ materially from those discussed in these forward-looking statements. As such, the forward-looking events may not occur. See discussion under the heading "Forward-Looking Statements" and "Risk Factors" below.

As used herein, the term "we," "our," "us," and the "Company" refers to Green Star Alternative Energy, Inc., a Nevada corporation and subsidiaries.

RESULTS OF OPERATIONS

Three Months Ended March 31, 2009 Compared to Three Months Ended March 31, 2008

During the first three months ended March 31, 2009 (the "First Quarter 2009"), we recorded $0 in revenues. The compares to the first three months ended March 31, 2008 (the "First Quarter 2008") when we recorded $0 revenues.

While our revenues did not show any change from the First Quarter 2008 to the First Quarter 2009, we did record $33,963 as Administrative Expense and $2,753 as Interest Expense during the First Quarter 2009. This compares to $0 recorded as Administrative Expense and $0 as Interest Expense during the First Quarter 2008.

Our Administrative Expenses during the First Nine Months 2008 were primarily made up of salary expenses, accounting fees, legal fees, and other administrative expenses. The increase in the First Quarter 2009 was largely the result of our efforts to implement our joint venture with Notos, d.o.o. and Sirius Regulus, d.o.o.

As a result, we recorded a Net Loss of $36,716 during the First Quarter 2009 and a Net Loss of $0 during the First Quarter 2008.

March 31, 2009   F-12   Financial Statements

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2009 Operating Plan

One region in Serbia especially interesting for Notos is Vojvodina AP, with almost two-thirds of its area having wind speed that exceeds 4 m/s. The Pannonian Plain, north of the Danube, covers approximately 2000 square kilometres and is suitable for the construction of wind generators because the basic infrastructure, from roads to the electricity grid, already exists. The prerequisite constant level of 5 m/s can be found in several locations: Bela Crkva, Indija, Irig, Sombor, Novi Sad, Vrsac, and Zrenjanin.

Notos Wind Energy plans to develop its initial project, Belo Blato, in the municipality of Zrenjanin. All of Reguls' operations are located in Serbia and Regulus owns the land while Notos is responsible for the operations.

Regulus is engaged in the business of energy distribution with particular emphasis on eco-friendly and wind power energy distribution. All of Regulus' operations are located in Serbia.

We are also evaluating other potential development opportunities and acquisitions involving wind energy generation and distribution in Europe, the United States, and China. In August 2008 we entered into a Letter of Intent to acquire Notos and a separate Letter of Intent to acquire Sirius Regulus, our discussions with both Notos and Sirius Regulus later resulted in a decision not to pursue these planned acquisitions. Currently, we have entered a joint venture with both companies and believe that this may offer us significantly better opportunities consistent with our overall corporate strategy. At the same time, we have decided not to undertake the acquisition of either Notos or Regulus. The joint venture reflects a change in our plans consistent with market developments.

In furtherance of these plans, on April 28, 2009, Peter Gilcud resigned as a director and as President of the Company. While we accepted his resignation with regret, our Board of Directors elected Miodrag Andric to serve as President, Chief Executive Officer, and Chairman of our Board of Directors on that date.

March 31, 2009   F-13   Financial Statements

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FORWARD-LOOKING STATEMENTS

THIS REPORT CONTAINS "FORWARD-LOOKING STATEMENTS" THAT CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD," OR "ANTICIPATES," OR THE NEGATIVE OF THESE WORDS OR OTHER VARIATIONS OF THESE WORDS OR COMPARABLE WORDS, OR BY DISCUSSIONS OF PLANS OR STRATEGY THAT INVOLVE RISKS AND UNCERTAINTIES. MANAGEMENT WISHES TO CAUTION THE READER THAT THESE FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING THE COMPANY'S MARKETING PLANS, GOALS, COMPETITIVE AND TECHNOLOGY TRENDS AND OTHER MATTERS THAT ARE NOT HISTORICAL FACTS ARE ONLY PREDICTIONS. NO ASSURANCES CAN BE GIVEN THAT SUCH PREDICTIONS WILL PROVE CORRECT OR THAT THE ANTICIPATED FUTURE RESULTS WILL BE ACHIEVED. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY EITHER BECAUSE ONE OR MORE PREDICTIONS PROVE TO BE ERRONEOUS OR AS A RESULT OF OTHER RISKS FACING THE COMPANY. FORWARD-LOOKING STATEMENTS SHOULD BE READ IN LIGHT OF THE CAUTIONARY STATEMENTS AND IMPORTANT FACTORS DESCRIBED IN THIS REPORT, INCLUDING, BUT NOT LIMITED TO "THE RISK FACTORS" AND IN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS. THE RISKS INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS ASSOCIATED WITH AN EARLY-STAGE COMPANY THAT HAS ONLY A LIMITED HISTORY OF OPERATIONS, THE COMPARATIVELY LIMITED FINANCIAL RESOURCES OF THE COMPANY, THE INTENSE COMPETITION THE COMPANY FACES FROM OTHER ESTABLISHED COMPETITORS, TECHNOLOGICAL CHANGES THAT MAY LIMIT THE ABILITY OF THE COMPANY TO MARKET AND SELL ITS PRODUCTS AND SERVICES OR ADVERSELY IMPACT THE PRICING OF THESE PRODUCTS AND SERVICES, AND OTHER FACTORS. ANY ONE OR MORE OF THESE OR OTHER RISKS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FUTURE RESULTS INDICATED, EXPRESSED, OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT TO REFLECT EVENTS, CIRCUMSTANCES, OR NEW INFORMATION AFTER THE DATE OF THIS REPORT OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED OR OTHER SUBSEQUENT EVENTS.

March 31, 2009   F-14   Financial Statements

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RISK FACTORS

Our business organization, our reliance upon certain technology and third parties, competitive trends in the marketplace, and other factors all involve elements of substantial risk. In many instances, these risks arise from factors over which we will have little or no control. Some adverse events may be more likely than others and the consequence of some adverse events may be greater than others. No attempt has been made to rank risks in the order of their likelihood or potential harm. In addition to those general risks enumerated elsewhere, any purchaser of our Common Stock should also consider the following factors.

1. Continued Operating Losses & Early-Stage Company. We have incurred $36,716 in losses during the three months ending March 31, 2009 and cumulative losses of $244,524 since inception of the Company. We are an early-stage company and may well incur significant additional losses in the future as well and there can be no assurance that we will be successful or that we will be profitable in the future.

2. Current Financial Structure, Limited Equity, Limited Working Capital & Need for Additional Financing. While our management believes that our financial policies have been prudent, we have relied, in large part, upon the use of debt financing to provide a substantial portion of our financial needs in recent months. We anticipate that we will need to raise significant additional capital to implement our business plan. We have had only limited discussions with potential investors and there can be no guarantee that we will receive additional capital from any investors or, if we do receive any additional capital, that we will obtain additional capital on a timely basis and terms that are reasonable in light of our current circumstances. Further, we have received any commitments or assurances from any underwriter, investment banker, venture capital fund, or other individual or institutional investor. As a result, there can be no assurance that we will obtain additional capital in the future.

3. Auditor's Opinion: Going Concern. Our independent auditors have expressed substantial doubt about the Company's ability to continue as a going concern since the Company is an early-stage company and there exists only a limited history of operations.

4. Subordinate to Existing and Future Debt. All of the Common Stock is subordinate to the claims of the Company's existing and future creditors. As of March 31, 2009, we had $196,560 in outstanding liabilities. These liabilities included $89,975 arising out of certain promissory notes we issued to Jesse M. De Castro, our Chief Financial Officer, Secretary, and Director. The notes were issued in exchange for our receipt of cash from him. In light of current equity capital market conditions and our limited size, we may increase our indebtedness to Mr. De Castro and from others in the future.

March 31, 2009   F-15   Financial Statements

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5. Conflict of Interest. As a small company, we have had and will likely continue to have, transactions between the Company and one or more of our officers and directors. These transactions create a conflict of interest. A conflict of interest generally can be found whenever a person has an interest on both "sides" of a transaction. In the case of the promissory notes issued to Jesse M. De Castro, these transactions, although approved by our Board of Directors, involve transactions in which Mr. De Castro had an interest on both sides of the transactions. While we believe that the transactions were fair and contained terms that were no different than the terms we would otherwise obtain if the transaction had been entered into with a third party, we can not assure you that we will always resolve any conflicts of interest successfully or that the terms of any transaction that we enter into with any officer or director will be no different than that which we would obtain had it been entered into with a third party.

6. New Technologies May Be Developed. New products or new technologies may be developed that supplant or provide lower-cost or better-performing alternatives to our planned products and services. This could negatively impact our financial results.

7. Government Regulation. Our energy generation and energy distribution plans are subject to extensive governmental regulation. In the event that government regulations change, there can be no assurance that the costs and burdens imposed on us will not materially and adversely impact our planned business.

8. Control. Our officers and directors directly and indirectly control our Company. A purchaser of our Common Stock will have little or no effective control over their investment.

9. Future Dilution & Uncertainties. In the event that we are successful in implementing our business plans and given the likelihood for joint venture and other opportunities in the wind generation and distribution areas, we anticipate that we may issue a significant amount of additional shares of our Common Stock. In that event, existing stockholders may incur immediate and substantial dilution.

10. Dependence Upon Key Personnel and New Employees. We believe that our success will depend, to a significant extent, on the efforts and abilities of Jesse De Castro and Miodrag Andric. The loss of the services of either of them could have a material and continuing adverse effect on the Company. Our success also depends upon our ability to attract and retain qualified employees. Hiring to meet our anticipated operations will require that we assimilate significant numbers of new employees during a relatively short period of time.

11. Absence of Key Man Insurance. We currently do not maintain any key man life insurance on the life of any of our officers or directors and there are no present plans to obtain any such insurance. In the event that any one or more of them are unable to perform their duties, the Company's business may be adversely impacted and our results of operations and financial condition would be materially and adversely impacted for a protracted period.

March 31, 2009   F-16   Financial Statements

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12. Lack of Independent Evaluation of Business Plan & Proposed Strategy. We have not obtained any independent or professional evaluation of our business plan and our business strategy and we have no present plans to obtain any such evaluation. There can be no assurance that we will successfully increase revenues, or if revenues we do, that we can do so at levels that will allow us to achieve or maintain profitability. If we are unsuccessful, our results of operations and financial condition would be materially and adversely impacted and investors would likely lose all or a significant portion of their investment.

13. Matter of Public Market and Rule 144 Stock Sales. A substantial portion of the shares of our Common Stock are "restricted securities" and which may be sold pursuant to Rule 144. We have had a limited public trading market for our Common Stock. Further, we face continuing difficulties in our efforts to gain a liquid trading market and there can be no assurance that any liquid trading market will ever develop or, if it does develop, that it can be maintained. In general, Rule 144 provides that a person holding restricted securities for a period of one year may thereafter sell these shares. In any trading market for our Common Stock, possible or actual sales of our Common Stock by present shareholders under Rule 144 may have a depressive effect on the price of our Common Stock even if a liquid trading market develops.

14. General Risks of Low Priced Stocks. In any trading market for our Common Stock, our Common Stock is deemed a "Penny Stock" which limits trading and liquidity and thereby the retail market for the Common Stock. The limitations are primarily due to the burdens that are imposed on brokers whose customers may wish to acquire our Common Stock. For these reasons, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our Common Stock. In the absence of a security being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the Common Stock is covered by Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities. Under such rules, broker/dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

March 31, 2009   F-1   Financial Statements

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MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Greenstar Alternative Energy, Inc. f.k.a R&R Travel, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Greenstar Alternative Energy, Inc. f.k.a R&R Travel, Inc. (A Development Stage Company) as of December 31, 2008 and December 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2008 and December 31, 2007 and from inception of the development stage January 1, 2007 through December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greenstar Alternative Energy, Inc. f.k.a R&R Travel, Inc. (A Development Stage Company) as of December 31, 2008 and December 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2008 and December 31, 2007 and from inception of the development stage January 1, 2007 through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $207,808, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates
Moore & Associates, Chartered
Las Vegas, Nevada
March 4, 2009

6490 West Desert Inn Rd. Las Vegas. NV 89146 (702) 253-7499 Fax (702) 253-7501

December 31, 2008   F-1   Financial Statements

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Greenstar Alternative Energy, Inc. FKA R&R Travel, Inc. (A Development Stage Company) Balance Sheets

	Audited December 31, 2008	Audited December 31, 2007

ASSETS

Current Assets
Cash	$3,310	$-

Total Current Assets	3,310	-

Total Assets	3,310	-

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES
Accrued Expenses	2,555	-

Current Liabilities

Accounts payable	2,775	-
Loan from director	51,975	-
Other loan payable	94,063	-

Total Liabilities	151,368	-

Stockholders' Equity
200,000,000 shares Common Stock Authorized at $0.001/par value 26,250,000 shares issued and outstanding at December 31, 2008	$26,250	$16,250
Additional Paid-in Capital	33,500	(6,500)
Deficit accumulated during the development stage	(207,808)	(9,750)

Total Stockholders' Equity	(148,058)	0

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,310	$-

The accompanying notes are an integral part of these financial statements.

December 31, 2008   F-2   Financial Statements

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Greenstar Alternative Energy, Inc. FKA R & R Travel, Inc. (A Development Stage Company) Statements of Operations

	Year Ending December 31, 2008	Year Ending December 31, 2007	From Inception of the Development Stage January 1, 2007 Through December 31, 2008

REVENUES
Revenues	$-	$-	$-

Total Revenues	$-	$-	$-

Operating Expense
Administrative Expense	$195,501	$4,570	$205,253
Interest Expense	$2,555	$-	$2,555
Provision for Income Tax	-	-	-

Net (Loss)	$(198,058)	$(4,570)	$(207,808)

Basic earnings per share	$(0.01)	$(0.01)	$(0.01)

Weighted average number of common shares outstanding	22,962,329	3,250,000	22,962,329

The accompanying notes are an integral part of these financial statements.

December 31, 2008   F-3   Financial Statements

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Greenstar Alternative Energy Inc. FKA R&R Travel, Inc. (A Development Stage Company) Statements of Stockholders' Equity

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total

Balance at December 31, 2006	16,250,000	$16,250	$(6,250)	$(5,180)	$4,820
June 30, 2007 adjustment against APIC			(250)		(250)
Net (loss) for year ended Dec.31, 2007				(4,570)	(4,570)

Balance at December 31, 2007	16,250,000	$16,250	$(6,500)	$(9,750)	$-

Stock bought for cash May 9, 2008 at $0.001 per share	10,000,000	$10,000	$40,000		$50,000
There was 5 to 1 forward stock split in August of 2008
Net (loss) year ending December 31, 2008				(198,058)	(198,058)

Balance December 31, 2008	26,250,000	$26,250	$33,500	$(207,808)	$(148,058)

The accompanying notes are an integral part of these financial statements.

December 31, 2008   F-4   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY INC. FKA F & R TRAVEL, INC. (A DEVELOPMENT STAGE COMPANY) Statements of Cash Flows

	Year Ended December 31, 2008	Year Ended December 31, 2007	From Inception of the Development Stage January 1, 2007- December 31, 2008

Operating Activities
Net income(Loss)	$(198,058)	$(4,570)	$(204,746)
Less: Net income(loss) from discontinued operations	-	-	-

Net Income(loss) from Continuing Operations	$(198,058)	$(4,570)	$(204,746)

Adjustments to Reconcile Net Loss to Net Cash
Provided by operations:
Depreciation and amortization
Stock issued for services
Gain on settlement of debt
Change in Assets and Liabilities
(Increase)decrease in accounts receivable
(Increase)decrease in deposits
Increase(decrease) in accounts payable	2,775	-	2,775.00
Increase (decrease) in accrued expenses	2,555	-	2,555.00

Net Cash Provided(used) by Continuing Operating Activities	(192,728)	(4,570)	(199,416)

Investing Activities
Cash paid for investment(s)	-	-	-
Cash paid for property and equipment	-	-	-

Net cash provided(used) by investing activities	-	-	-

Financing Activities
Cash received from notes payable	94,063	-	94,063
Cash paid for capital leasees	-	-	-
Cash paid for notes payable-related party	51,975	-	51,975
Cash received from issuance of stock	50,000	-	50,000

Net Cash Provided(used) by Financing Activities	196,038	-	196,038

Increase(decrease) in cash from continuing operations	3,310	(4,570)	(3,378)
Cash and cash equivalents at beginning of period			6,688

Cash and Cash Equivalents at End of Period	$3,310	$-	$3,310

Cash Paid for Interest	$-	$-	$-

Cash Paid for Income Taxes	$-	$-	$-

Non-Cash Activities:
Stock issued for services	$-	$-	$-
Stock issued for accounts payable	$-	$-	$-
Stock issued for notes payable and interest	$-	$-	$-
Stock issued for convertible debentures and interest	$-	$-	$-
Convertible debentures issued for services	$-	$-	$-
Warrants issued	$-	$-	$-
Note payable issued for finance charges	$-	$-	$-
Forgiveness of note payable and accrued interest	$-	$-	$-
Stock issued for penalty on default of convertible debentures	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

December 31, 2008   F-5   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY, INC. FKA R&R Travel Inc. (A Development Stage Company) Notes to Financial Statements December 31, 2008

NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

Greenstar Alternative Energy, Inc. (the Company) Formerly Known as R&R Travel Inc. was incorporated under the laws of the State of Nevada on March 2, 2001 and originally in the travel business, where the Company provided travel packages to financial services professionals in connection with seminars and other professional education events.

On June 6, 2008, The Company, by amendment to its articles of incorporation, changed its name to Greenstar Alternative Energy, Inc. and changed it business operations to become a provider of clean restorative and profitable energy from wind, water and sunlight; whereas the world's current method of supplying the majority of its energy needs is with fossil fuels.

The Company has minimal operations at this time and is considered a development stage company.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Basis of Presentation

The Company's financial statements are prepared using the accrual method of accounting and have been prepared in accordance with accounting principles generally accepted in the United State. The Company has elected a December 31, year-end.

b.  Basic and Diluted Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective February 12, 2007.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c.  Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2008, the Company did not have any cash equivalents.

d.  Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

December 31, 2008   F-6   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY, INC. FKA R&R Travel Inc. (A Development Stage Company) Notes to Financial Statements December 31, 2008

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e.  Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No.

109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards.

Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f.  Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposits. This cash is on deposit with a large federally insured bank. The Company has not experienced any losses in cash balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

g.  Recent Accounting Pronouncements

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, "Earnings per Share." FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

December 31, 2008   F-7   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY, INC. FKA R&R Travel Inc. (A Development Stage Company) Notes to Financial Statements December 31, 2008

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007.

The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

December 31, 2008   F-8   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY, INC. FKA R&R Travel Inc. (A Development Stage Company) Notes to Financial Statements December 31, 2008

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements-an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting non-controlling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations'. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquired; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

December 31, 2008   F-9   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY, INC. FKA R&R Travel Inc. (A Development Stage Company) Notes to Financial Statements December 31, 2008

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities-Including an Amendment of FASB Statement No.115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No.157, Fair Value Measurements This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

The Company does not expect any recent accounting pronouncements to have a material impact on its financial statements.

December 31, 2008   F-10   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY, INC. FKA R&R Travel Inc. (A Development Stage Company) Notes to Financial Statements December 31, 2008

NOTE 3.  GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company operated as R&R Travel from inception (March 2, 2001) until June 6, 2008 when The Company voted to change it's name to Greenstar Alternative Energy Inc. and modified it's business plan to operate as a provider of clean energy. The deficit accumulated during the development stage as of December 31, 2008 is $207,808. Available cash at December 31, 2008 is $3,100.

The future of this Company is dependent upon its ability to obtain financing and upon profitable operations from the development of its business opportunities.

NOTE 4.  INCOME TAXES

As of December 31, 2008

Deferred tax assets:
Net operating loss carryforwards	$ 207,808
Other

Gross deferred tax assets	70,655

Valuation allowance	(70,655)

Net deferred tax assets	$ -0-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company has recorded a valuation allowance for the full amount of the deferred tax asset related to the net operating loss carryforward.

NOTE 5.  NET OPERATING LOSSES

As of December 31, 2008, the Company has a net operating loss carry-forward of approximately $207,808.This operating loss carry-forward expires twenty years from the date the loss was incurred.

December 31, 2008   F-11   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY, INC. FKA R&R Travel Inc. (A Development Stage Company) Notes to Financial Statements December 31, 2008

NOTE 6.  STOCKHOLDERS' EQUITY

On June 6, 2008, the Company voted, to amend its Articles of Incorporation to increase the total number of authorized shares of common stock at par value of $0.001 to $200,000,000 (two hundred million). Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights and are entitled to share rateably in dividends, if any. In the event of a liquidation, dissolution or winding up the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

All outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no pre emptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

In the fourth quarter of 2001, the Company issued 2,500,000 shares of its par value common stock to various officers and consultants for services rendered to the Company.

In the fourth quarter of 2001, the Company issued an offering of 750,000 shares of its par value common stock to various shareholders in exchange for cash proceeds realized in the amount of $7,500.

In the second quarter of 2008, the Company issued 2,000,000 shares of common stock at a price of $0.025 per share to its new CFO/Director for a total cash consideration of $50,000.

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2008:

•	Common stock, $ 0.001 par value: 200,000,000 authorized 5,250,000 shares issued and outstanding at December 31, 2008.

On June 6, 2008, the Company voted, via amendment to their Articles of Incorporation, to approve a forward share split of the Corporation's outstanding and issued shares of common stock of five (5) shares for each one (1) issued by the Corporation. The registration of this stock took place in the month of August 2008 and the official shareholders' list now reflects a total of 26,250,000 shares issued and outstanding as of December 31, 2008.

December 31, 2008   F-12   Financial Statements

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GREENSTAR ALTERNATIVE ENERGY, INC. FKA R&R Travel Inc. (A Development Stage Company) Notes to Financial Statements December 31, 2008

NOTE 7.  LOANS PAYABLE

The Company issued an unsecured Promissory Note dated August 30, 2008 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $20,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is August 30, 2009. On December 15, 2008, the Company repaid $13,025.The total accrued interest as of December 31, 2008 is $439.

The Company issued a secured Promissory Note to Seal Commercial S.A. dated September 25, 2008 (the "Note") in connection with the purchase of Wind Sensors which act as "collateral" for the said loan. The loan is for $94,087 and the terms and conditions of such Note allow for prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is September 25, 2009. The total accrued interest as of December 31, 2008 is $1,750.

The Company issued an unsecured Promissory Note dated November 10, 2008 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $15,000 working capital loan to the Corporation. The terms and conditions of such note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is November 10, 2009. The total accrued interest as of December 31, 2008 is $149.

The Company issued an unsecured Promissory Note dated November 25, 2008 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $30,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is November 25, 2009.The total accrued interest as of December 31, 2008 is $219.

The Company has an account payable of $2,775 as of December 31, 2008.

NOTE 8.  RELATED PARTY TRANSACTIONS

The Company does not lease or rent any property. Office services are provided by the CFO/Director for a monthly fee of $2,000 plus expenses and payments began in July 2008. This fee has been increased to $3,500 as of October 1, 2008. These costs have been reflected in the Company's financials.

On December 12, 2008, the Company entered into a joint venture agreement with two companies domiciled in the Republic of Serbia, namely NOTOS and SIRIUS REGULUS (the parties).

Green Star Alternative Energy (GSAE) and the parties seek to form a joint venture for the planned operation of a wind energy project at the BELO BLATO wind farm in the Republic of Serbia. They also intend to form an entity domiciled in the NETHERLANDS and in so doing, all of the assets, liabilities and business operations conducted in accordance with this Agreement will be transferred to and acquired by this company and each of the parties will acquire an equity interest. GSAE will own 51% of the voting stock and NOTOS and SIRIUS REGULUS will own 49% of the voting stock jointly. GSAE, NOTOS and SIRIUS REGULUS will be the sole stockholders in this company.

NOTE 9.  ADVERTISING COSTS

The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of December 31, 2008.

December 31, 2008   F-13   Financial Statements

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Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.  Financial Statements and Exhibits

See attached Financial Statements and exhibits.

Description of Exhibits

The following exhibits required by Item 601 of Regulation S-K are filed herewith:

Exhibit No.	Document Description

3.	Articles of Incorporation, Amendment, and Bylaws
3.(a)	Articles of Incorporation
3.(b)	By-Laws
10.	Material Contracts
10.(a)	Secured Promissory Note ($94,087 - Seal Commercial)
10.(b)	Unsecured Promissory Note ($20,000 - De Castro)
10.(c)	Unsecured Promissory Note ($15,000 - De Castro)
10.(d)	Unsecured Promissory Note ($30,000 - De Castro)
10.(e)	Unsecured Promissory Note ($8,000)
10.(f)	Unsecured Promissory Note ($25,000)
10.(g)	Joint Venture Agreement
10.(h)	Employment Agreement (De Castro)
23.	Consent of Accountants
31.1	Consent of CEO
31.2	Consent of CFO

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SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN STAR ALTERNATIVE ENERGY, INC. (Registrant)
Date: July 6, 2009	By: /s/ Miodrag Andric Miodrag Andric, President

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